IART-2026.06.30-EX-10.6

RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (the “Award Agreement”), dated as of [                                  ] (the “Award Date”), is made by and between Integra LifeSciences Holdings Corporation, a Delaware corporation (the “Company”), and [             ], hereinafter referred to as the “Participant,” a Key Employee or Associate (as defined in the Plan).
WHEREAS, the Company has established and maintains the Integra LifeSciences Holdings Corporation Fifth Amended and Restated 2003 Equity Incentive Plan, as amended from time to time (the “Plan”);
WHEREAS, the Company, Integra LifeSciences Corporation and Participant entered into that certain Employment Agreement dated as of May 1, 2026 (the “Employment Agreement”);
WHEREAS, in accordance with the Employment Agreement, the Company desires to grant an award of Restricted Stock Units (“RSUs”) as provided for herein to the Participant in consideration of his acceptance of the positions of President and Chief Executive Officer of the Company and as an incentive for his efforts for the Company or its Related Corporations or Affiliates;
WHEREAS, Restricted Stock Units can be granted, and the shares of common stock of the Company (the “Shares”) subject to the RSUs can be issued, under Section 7.8 of the Plan; and
NOW, THEREFORE, in consideration of the various covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
Capitalized terms not otherwise defined below shall have the meaning set forth in the Plan. The masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates.
Section 1.1“Award Date” shall have the meaning set forth in the recitals.
Section 1.2“Cause” shall mean “Cause” as defined in the Employment Agreement.
Section 1.3“Covenants Agreement” shall mean the Confidentiality and Invention Disclosure and Non-Compete Agreement by and between the Company and the Participant, executed in connection with the Award Agreement in Appendix A.
Section 1.4“Effective Date” shall mean the “Effective Date” as set forth in the Employment Agreement.
Section 1.5“Plan” shall have the meaning set forth in the recitals.

Section 1.6“Restricted Stock Units” or “RSUs” shall mean a conditional right to receive Shares pursuant to the terms of the Plan and this Award Agreement upon vesting and settlement as set forth in this Award Agreement.
Section 1.7“Rule 16b-3” shall mean that certain Rule 16b-3 under the U.S. Exchange Act, as such Rule may be amended from time to time.
Section 1.8“Secretary” shall mean the Secretary of the Company.
Section 1.9“Service Recipient” shall mean the Company, Related Corporation or Affiliate with which the Participant has an employment or service relationship.
Section 1.10“Termination Date” shall mean the date the Participant is no longer actively providing services to the Company, a Related Corporation or Affiliate (regardless of the reason for such termination and whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is employed or rendering services or the terms of the Participant’s employment or service agreement, if any) and, unless otherwise expressly provided for in this Award Agreement or determined by the Company, will not be extended by any notice period (e.g., the Participant’s period of employment or service will not include any contractual notice period ). The Committee shall have the exclusive discretion to determine when the Participant’s service is terminated for purposes of this Award of RSUs (including when the Participant is no longer considered to be providing service while on a leave of absence).
ARTICLE II.
GRANT OF RESTRICTED STOCK UNITS AND ISSUANCE OF SHARES
Section 2.1Grant of RSUs. The Company hereby grants [               ] RSUs to the Participant as of the Award Date, in accordance with and subject to the terms, conditions and restrictions of this Award Agreement and the Plan. RSUs shall be credited to an account maintained for the Participant on the books of the Company, as of the Award Date.
Section 2.2Vesting of RSUs. Subject to the terms and conditions of this Award Agreement and the Plan,  33.3% of the RSUs awarded hereunder shall vest on each of the first anniversary of the “Effective Date” (as defined in the Employment Agreement) and 66.7% shall vest in 24 monthly installments commencing on the first day of the month following the one-year anniversary of the Effective Date (each such date a “Vesting Date”), provided the Participant remains employed or in the service of the Company and/or any Related Corporation through the applicable Vesting Date.
Section 2.3Termination of Service (other than as set forth in Sections 2.4 and 2.5). Upon the Participant’s termination of service prior to a Vesting Date, other than as set forth in Section 2.4 or Section 2.5 below, any RSUs granted to the Participant under this Award Agreement which have not yet vested on the Termination Date shall terminate without payment and shall be of no further force or effect from and after the Termination Date.
Section 2.4Death, Disability or Retirement. Notwithstanding Section 2.2, if the Participant terminates employment with the Company due to death, “Disability” (as defined in the Employment Agreement) or “Retirement” (as defined in the Employment Agreement), all unvested RSUs held by the Participant immediately prior to such termination of employment shall thereupon become fully vested and all forfeiture restrictions thereupon shall lapse.
Section 2.5Involuntary Termination. In the event that the Participant’s employment with the Company terminates under any of the circumstances set forth in Section 13(b) or (c) of the Employment Agreement, which for the avoidance of doubt is an involuntary termination without Cause, a resignation for “Good Reason” (as defined in the Employment Agreement), whether before, on or after a “Change in Control” (as defined in the Employment Agreement), subject to the Participant’s execution of a “Release” (as defined in the Employment Agreement) in the manner set forth in the Employment Agreement, all unvested RSUs held by the Participant immediately prior to such termination of employment shall thereupon become fully vested and all forfeiture restrictions shall thereupon lapse.
Section 2.6Acceleration of Vesting. Notwithstanding the provisions of Sections 2.2, 2.3, 2.4, and 2.5, the Compensation Committee of the Company (the “Committee”) may, in its sole discretion, at any time prior to or following the events contemplated in such Sections, permit the vesting of any or all RSUs held by the Participant and the issuance of Shares in respect of such RSUs in the manner and on the terms authorized by the Committee, provided that the Committee will not, in any case, authorize the vesting of an RSU or the issuance of a Share pursuant to this Section beyond the Vesting Date. If so accelerated, such RSUs will be considered as having vested as of the date specified by the Committee. The payment of Shares upon vesting pursuant to this Section 2.6 shall in all cases be paid at a time or in a manner that is exempt from, or complies with, Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”). The prior sentence may be superseded in a future agreement or amendment to this Award Agreement only by direct and specific reference to such sentence. Notwithstanding anything in the Plan or this Award Agreement or any other agreement (whether entered into before, on or after the Award Date), if the vesting of the balance, or some lesser portion of the balance, of the RSUs is accelerated in connection with the Participant’s termination of service (provided that such termination is a “separation from service” within the meaning of Section 409A, as determined by the Company), other than due to the Participant’s death, and if (x) the Participant is a “specified employee” within the meaning of Section 409A at the time of such termination of service and (y) the payment of such accelerated RSUs will result in the imposition of additional tax under Section 409A if paid to the Participant on or within the six (6) month period following the Participant’s termination of service, then the payment of such accelerated RSUs will not be made until the date six (6) months and one (1) day following the date of Participant’s termination of service, unless the Participant dies following his or her termination of service, in which case, the RSUs will be paid in Shares to the Participant’s estate as soon as practicable following his or her death.
Section 2.7Settlement. On or as soon as administratively practicable (and any event within 30 days) following each Vesting Date, the Company shall cause to be issued to the Participant Shares with respect to the RSUs that become vested on such Vesting Date or sooner pursuant to Section 2.4, 2.5 or 2.6.
Section 2.8Fractions. No fractional Share will be issued pursuant to an award granted hereunder. The number of Shares issuable to the Participant upon payment of any award granted under this Award Agreement will be rounded down to the nearest whole number of Share. No payment or other adjustment will be made with respect to the fractional Share so disregarded.
Section 2.9Section 409A. It is the intent of this Award Agreement and the Plan that this Award Agreement and the Plan and all payments and benefits to U.S. taxpayers thereunder be exempt from, or comply with, the requirements of Section 409A so that none of the RSUs provided under this Award Agreement or Shares issuable thereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted in accordance with such intention. Each payment payable under this Award Agreement is intended to constitute a separate payment for purposes of Section 409A. However, in no event will the Company reimburse the Participant, or be otherwise responsible for, any taxes or costs that may be imposed on the Participant as a result of Section 409A. To the extent that any provision of the

Award Agreement or the Plan would cause a conflict with the requirements of Section 409A of the Code or would cause the administration of the Award Agreement to fail to satisfy the requirements of Section 409A, such provision shall be deemed null and void to the extent permitted by applicable law.
Section 2.10Adjustments to Restricted Stock Units. In the event of any subdivision, consolidation, stock dividend, capital reorganization, reclassification, exchange, or other change with respect to the Shares, or a consolidation, amalgamation, merger, spin-off, sale, lease or exchange of all or substantially all of the property of the Company or other distribution of the Company's assets to stockholders (other than the payment of ordinary cash dividends), the account of the Participant and the RSUs held by the Participant shall be adjusted in such manner, if any, as the Committee may in its discretion deem appropriate to preserve, proportionally, the interests of the Participant under the Plan.
Section 2.11Restrictive Covenants. As a condition precedent to the grant of the RSUs, the Participant hereby agrees to be subject to the confidentiality, inventions assignment, non-competition and other restrictive covenants set forth in the Covenants Agreement.
Section 2.12Forfeiture/Clawback. Notwithstanding anything contained in the Plan or the Award Agreement to the contrary, the RSUs shall be subject to the provisions of any clawback, repayment, recapture or recoupment policy implemented by the Company, including any such policy(ies) adopted to comply with applicable law (including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 10D of the Securities Exchange Act of 1934, as amended), governmental regulation or securities exchange listing standards and any rules or regulations promulgated thereunder, to the extent set forth in such policy and/or in any notice or agreement relating to the RSUs under the Plan. The Company may reduce, cancel, or withhold against the RSUs or any other outstanding unvested or vested cash or equity based compensation owed or due to the Participant, in each case, to the fullest extent permitted by applicable law in order to enforce the terms of any such clawback policy(ies).
ARTICLE III.
ADDITIONAL TERMS AND CONDITIONS
Section 3.1Status of Plan. The terms of the Plan are incorporated by reference into, and made part of, this Award Agreement. In the event of a conflict between the Plan and this Award Agreement, the terms of the Plan shall govern.
Section 3.2Committee’s Authority. The Committee shall have the power to interpret the Plan and this Award Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested). All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Participant, the Company and all other interested persons. The Committee shall not be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Award Agreement. The Committee shall, in its absolute discretion, determine when such conditions have been fulfilled.
Section 3.3Nature of Grant. By accepting the grant of the RSUs, the Participant acknowledges, understands and agrees that, except as does not conflict with the Employment Agreement:

(i)the Plan is established voluntarily by the Company, is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time to the extent permitted in the Plan;
(ii)the grant of the RSUs is exceptional voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs or benefits in lieu of RSUs, even if RSUs have been awarded in the past;
(iii)all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;
(iv)the Participant is voluntarily participating in the Plan;
(v)in consideration of an in exchange for the issuance of the RSUs pursuant to this Award Agreement and other good and valuable consideration as set forth herein, the receipt and sufficiency of which are hereby acknowledged by the Participant, the Participant shall be bound by the Covenants Agreement;
(vi)except to the extent explicitly and minimally required under applicable legislation, no Affiliate or Related Corporation (including, but not limited to, the Service Recipient) has any obligation to make any payment of any kind to the Participant under this Award Agreement;
(vii)the grant of the RSUs and any Shares subject to the RSUs, and the income from and value of same, are not intended to replace any pension rights or compensation;
(viii)unless otherwise agreed with the Company in writing, the RSUs and the Shares subject to the RSUs, and the income from and value of same, are not granted as consideration for, or in connection with, any service the Participant may provide as a director of a Related Corporation or an Affiliate;
(ix)except to the extent explicitly and minimally required under applicable legislation, the award of the RSUs and the Shares subject to the RSUs, and the income from and value of same are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, end of service payments, bonuses, retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Related Corporation or Affiliate;
(x)the future value of the Shares underlying the RSUs is unknown, indeterminable and cannot be predicted with certainty;
(xi)except to the extent explicitly and minimally required under applicable legislation, no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the Participant’s termination of employment, or other service relationship (for any reason whatsoever and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); and
(xii)the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan or sale of the Shares acquired upon vesting and settlement of the RSUs. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

Section 3.4Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or, if different, the Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account, and other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant or deemed applicable to the Participant (“Tax-Related Items”) is and remains Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. The Participant further acknowledges that the Company and/or the Service Recipient (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs or the underlying Shares, including, but not limited to, the grant, vesting or settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such settlement and the receipt of any dividends or other distributions paid on the Shares, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(i)Tax Withholding. Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make arrangements satisfactory to the Company and the Service Recipient to satisfy any applicable withholding obligations the Company or the Service Recipient may have for Tax-Related Items. In this regard, the Participant authorizes the Company and the Service Recipient, as applicable, and their respective agents to satisfy any applicable withholding obligation for Tax-Related Items by one or a combination of the following, as directed by the Participant:
(a)withholding from wages or other cash compensation payable to the Participant by the Company or any Service Recipient;
(b)by the Participant tendering a cash payment or making a payment in a form acceptable to the Company or the Service Recipient;
(c)withholding from proceeds of the sale of Shares to be issued upon vesting of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization without further consent);
(d)withholding in Shares to be issued upon vesting of the RSUs (in which case the Participant will be deemed to have been issued the full number of Shares subject to the vested portion of the RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items); and
(e)any other method acceptable to the Company and to the extent required under the Plan and applicable laws, approved by the Committee.
The Company and/or the Service Recipient may withhold or account for Tax-Related Items by considering statutory withholding rates or other applicable withholding rates, including minimum or maximum rates applicable in the Participant’s jurisdiction(s). In the event of over-withholding or if the maximum applicable rate for the Participant’s jurisdiction is used in connection with the withholding methods described in (c) or (d) above, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent amount in Shares), or if not refunded, the Participant may be able to seek a refund from the applicable tax authorities. In the event of under-withholding, the Participant may be required to pay additional Tax-Related Items directly to the applicable tax authorities or to the Company and/or the Service Recipient. If any applicable withholding obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant will be deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items. The Participant agrees to pay to the Company or the Service Recipient any amount of Tax-Related Items that the Company or the Service Recipient may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations for Tax-Related Items.
(ii)Tax Consequences. The Participant has reviewed with his or her own tax advisors the applicable tax consequences of this investment and the transactions contemplated by this Award Agreement. With respect to such matters, the Participant relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral.
Section 3.5Restricted Stock Units Non-Transferable. Except to the limited extent provided in Section 2, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.
Section 3.6Unfunded and Unsecured Plan. The Participant acknowledges that the Plan is unfunded and the Company’s obligations under the Plan and this Award Agreement are unsecured and that, to the extent the Participant or his or her estate holds any rights by virtue of a grant of RSUs, such rights shall be no greater than the rights of an unsecured creditor of the Company.
Section 3.7No Stockholder Rights. Under no circumstances shall RSUs be considered Shares or other securities of the Company, nor shall they entitle the Participant to exercise voting rights, to receive dividends or other distributions or credit therefor, or to exercise or receive any other rights attaching to the ownership of Shares or other securities of the Company, nor shall the Participant be considered the owner of Shares by virtue of the award of RSUs.
Section 3.8No Guarantee of Continued Employment. THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN EMPLOYEE OR SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR, IF DIFFERENT, THE SERVICE RECIPIENT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OF RESTRICTED STOCK UNITS OR, AS APPLICABLE, ACQUIRING SHARES HEREUNDER. THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS AWARD AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH IN THE NOTICE OF GRANT OF AWARD DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR SUBSIDIARY EMPLOYING THE PARTICIPANT) TO TERMINATE THE PARTICIPANT’S EMPLOYMENT OR SERVICE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

Section 3.9Notices. Any notice to be given under the terms of this Award Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Participant shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 3.9, either party may hereafter designate a different address for notices to be given to it or him. Any notice which is required to be given to the Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 3.9. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the U.S. Postal Service or comparable foreign postal service.
Section 3.10Compliance with Laws. Notwithstanding any other provision of the Plan or this Award Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to permit the issuance and/or deliver any Shares prior to the completion of any registration or qualification of the Shares under any U.S. or non-U.S. local, state or federal securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any U.S. or non-U.S. local, state or federal governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares subject to the RSUs. Further, the Participant agrees that the Company shall have unilateral authority to amend this Award Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of the Shares subject to the RSUs.
Section 3.11Modifications to the Award Agreement. Modifications to this Award Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company. Notwithstanding anything to the contrary in the Plan or this Award Agreement, the Company reserves the right to revise this Award Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual issuance of Shares pursuant to this award of RSUs.
Section 3.12Amendment, Suspension or Termination of the Plan. By accepting this Award Agreement or RSUs, the Participant expressly warrants that he or she has received an award of RSUs under the Plan, and has received, read and understood a description of the Plan. The Participant understands that the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time.
Section 3.13Governing Law and Venue. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Award Agreement regardless of the law that might be applied under principles of conflicts of laws. For purposes of litigating any dispute that arises under this grant or this Award Agreement, the parties hereby submit to and consent to the jurisdiction of the State of New Jersey and agree that such litigation shall be conducted in the state and/or federal courts located in New Jersey, where this grant is made and/or to be performed.
Section 3.14Assignment. Rights and obligations of the Company under this Award Agreement may be assigned by the Company to a successor in the business of the Company, any company resulting from any amalgamation, reorganization, combination, merger or arrangement of the Company, or any company acquiring all or substantially all of the assets or business of the Company.
Section 3.15Electronic Delivery and Acceptance. The Participant hereby consents to receive the Notice of Grant of Award and Award Agreement and any other documents related to this award or future awards by electronic delivery and to accept this or future awards through an on-line or electronic system established and maintained by the Company or another third-party designated by the Company. The Participant acknowledges that he/she has read, understands and agrees to the terms of the Notice of Grant of Award and Award Agreement. Further, if the Participant does not decline the Award by written notice to the Company no later than 60 days following the date of grant or such other date that may be communicated by the Company, the Company will automatically accept the Award, subject to all terms and conditions set forth in the Notice of Grant of Award and Award Agreement and the Plan, on the Participant’s behalf. If the Participant properly declines the Award, the Award will be cancelled and the Participant will not be entitled to any benefits from the Award nor any compensation or benefits in lieu of the cancelled Award.
Section 3.16Waivers. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Award Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
Section 3.17Entire Agreement. The Notice of Grant of Award, this Award Agreement, the Covenants Agreement, and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. The Participant expressly warrants that he or she is not accepting this Award Agreement in reliance on any promises, representations, or inducements other than those contained herein.
Section 3.18Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
Section 3.19Language. The Participant acknowledges that the Participant is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English so as to allow the Participant to understand the terms and conditions of this Award Agreement. If the Participant has received this Award Agreement, or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
Section 3.20Insider Trading and Market-abuse Laws. The Participant acknowledges that, depending on the Participant’s or his or her broker’s country of residence or where the Shares are listed, the Participant may be subject to insider-trading restrictions and/or market-abuse laws, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., the RSUs), or rights linked to the value of Shares (e.g., phantom awards, futures) during such times as the Participant is considered to have “inside information” regarding the Company (as defined by law or regulations in the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties, including fellow employees, or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s insider-trading policy. The Participant understands that it is the Participant’s responsibility to comply with any applicable restrictions as well as any Company insider trading policy, and the Participant should consult his or her personal legal advisor on this matter.
Section 3.21Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on this award of RSUs and on any Shares received from the RSUs, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, this Award Agreement has been executed and delivered by the parties hereto.

THE PARTICIPANT Electronic signature to be provided and recorded via online grant acceptance process on www.etrade.com	INTEGRA LIFESCIENCES HOLDINGS CORPORATION ____________________________ Name: Title:

Appendix A

CONFIDENTIALITY AND INVENTION DISCLOSURE AND NON-COMPETE AGREEMENT

[This appendix has been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Act of 1933, as amended. The registrant agrees to furnish supplementally a copy of the omitted annex to the Securities and Exchange Commission upon request.]

A-2